BANGOR HYDRO-ELECTRIC COMPANY



                                  FORM 10-K







                                EXHIBIT  4(b)
                                -------------



                                                             EXECUTION COPY


                            SECURITY AGREEMENT

          SECURITY AGREEMENT, dated as of June 6, 1997, made by BANGOR HYDRO-ELECTRIC COMPANY (the "COMPANY"), in favor of THE CHASE MANHATTAN BANK, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT") for the banks and other financial institutions (the "BANKS") from time to time parties to the Credit Agreement, dated as of June 30, 1995 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, the Banks and the Administrative Agent.


                           W I T N E S S E T H:
                           -------------------

          WHEREAS, pursuant to the Second Amendment, dated as of the date hereof (the "SECOND AMENDMENT"), to the Credit Agreement, the Banks have agreed to amend the Credit Agreement upon the terms and subject to the conditions set forth in the Second Amendment; and

          WHEREAS, it is a condition precedent to the effectiveness of the Second Amendment that the Company shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Banks;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Banks to enter into the Second Amendment, the Company hereby agrees with the Administrative Agent, for the ratable benefit of the Banks, as follows:

                         SECTION 1.  DEFINED TERMS

          1.1 DEFINITIONS. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Chattel Paper and Instruments.

          (b)  The following terms shall have the following meanings:

          "AGREEMENT": this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "COLLATERAL":  as defined in Section 2.

          "COLLATERAL ACCOUNT": any collateral account established by the Administrative Agent as provided in Section 5.

          "CONTRACT": the UNITIL Contract, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of the Company to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Company to damages arising thereunder and (iii) all rights of the Company to perform and to exercise all remedies thereunder.

          "INDENTURE": the Mortgage and Deed of Trust, dated as of July 1, 1936, made by the Company in favor of the Trustee named therein, as the same may be amended, supplemented or otherwise modified from time to time.

          "INDENTURE LIEN": any Lien created under the Indenture in respect of the Collateral.

          "NEW YORK UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "OBLIGATIONS": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Company (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents or any Letter of Credit or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Banks that are required to be paid by the Company pursuant to the terms of any of the foregoing agreements).

          "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof.

          1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 2.  GRANT OF SECURITY INTEREST

          The Company hereby grants to the Administrative Agent, for the ratable benefit of the Banks, a security interest in the Contract and all Proceeds thereof (collectively, the "COLLATERAL"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                SECTION 3.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Banks to enter into the Second Amendment, the Company hereby represents and warrants to the Administrative Agent and each Bank that:

          3.1 TITLE; NO OTHER LIENS. Except for (a) the security interest granted to the Administrative Agent for the ratable benefit of the Banks pursuant to this Agreement and (b) the Indenture Lien (if any), the Company owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed (i) in favor of the Administrative Agent, for the ratable benefit of the Banks, pursuant to this Agreement or
(ii) in connection with the Indenture Lien (if any).

          3.2 PERFECTED LIENS. The security interests granted pursuant to this Agreement, upon completion of the filings and other actions specified on
SCHEDULE 1 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form), will constitute valid perfected security interests, subject only to the Indenture Lien (if any), in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Banks, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of the Company and any Persons purporting to purchase any Collateral from the Company. Except as specified above in this paragraph, no approval, consent or authorization of or filing with any governmental or public regulatory body or authority is required in connection with the execution, delivery and performance of this Agreement.

          3.3 CHIEF EXECUTIVE OFFICE. The Company's jurisdiction of organization is the State of Maine and the location of the Company's chief executive office or sole place of business is 33 State Street, Bangor, Maine 04401.

          3.4 CONTRACT. (a) No consent of any party (other than the Company) to the Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

          (b) The Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of the Contract by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any the Contract to any material adverse limitation, either specific or general in nature.

          (d) Neither the Company nor (to the best of the Company's knowledge) any other party to the Contract is in default in the performance or observance of any of the terms thereof.

          (e) The right, title and interest of the Company in, to and under the Contract are not subject to any defenses, offsets, counterclaims or claims.

          (f) The Company has delivered to the Administrative Agent a complete and correct copy of the Contract, including all amendments, supplements and other modifications thereto.

          (g) No amount payable to the Company under or in connection with the Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

          (h)  None of the parties to the Contract is a Governmental
Authority.

          3.5 CORPORATE AND OTHER MATTERS. (a) The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of organization, as amended, or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries (except as expressly contemplated hereby).

          (b) This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

          (c) There is no action, suit, proceeding or investigation pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which in any manner questions the validity of this Agreement.

                           SECTION 4.  COVENANTS

          The Company covenants and agrees with the Administrative Agent and the Banks that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

          4.1 DELIVERY OF INSTRUMENTS AND CHATTEL PAPER. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

          4.2 PAYMENT OF OBLIGATIONS. The Company will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Company and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any of the Collateral or any interest therein.

          4.3 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION. (a) The Company shall maintain the security interest created by this Agreement as a perfected security interest, subject only to the Indenture Lien (if any), and shall defend such security interest against the claims and demands, other than those relating to the Indenture Lien (if any), of all Persons whomsoever.

          (b) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Company, the Company will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

          4.4 CHANGES IN LOCATIONS, NAME, ETC. The Company will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

          (i) change the location of its chief executive office or sole place of business from that referred to in Section 3.3; or

          (ii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

          4.5 CONTRACT. (a) The Company will perform and comply in all material respects with all its obligations under the Contract.

          (b) The Company will not amend, modify, terminate or waive any provision of the Contract.

          (c) The Company will exercise promptly and diligently each and every material right which it may have under the Contract (other than any right of termination).

          (d) The Company will deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to the Contract that questions the validity or enforceability of the Contract.

                      SECTION 5.  REMEDIAL PROVISIONS

          5.1  COMMUNICATIONS WITH OBLIGORS; COMPANY REMAIN LIABLE.   (a)
The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with parties to the Contract to verify with them to the Administrative Agent's satisfaction the terms of the Contract.

          (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, the Company shall notify the parties to the Contract that the Contract has been assigned to the Administrative Agent for the ratable benefit of the Banks and that payments in respect thereof shall be made directly to the Administrative Agent.

          (c) Anything herein to the contrary notwithstanding, the Company shall remain liable under the Contract to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Bank shall have any obligation or liability under the Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Bank of any payment relating thereto, nor shall the Administrative Agent or any Bank be obligated in any manner to perform any of the obligations of the Company under or pursuant to the Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          5.2 PROCEEDS TO BE TURNED OVER TO ADMINISTRATIVE AGENT. If an Event of Default shall occur and be continuing, if requested by the Administrative Agent, all Proceeds received by the Company consisting of cash, checks and other near-cash items shall be held by the Company in trust for the Administrative Agent and the Banks, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Administrative Agent in the exact form received by the Company (duly indorsed by the Company to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by the Company in trust for the Administrative Agent and the Banks) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.3.

          5.3 APPLICATION OF PROCEEDS. If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Company or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

          5.4 CODE AND OTHER REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Banks, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived and released. The Company further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Company's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Banks hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Administrative Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          5.5 WAIVER; DEFICIENCY. The Company waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Bank to collect such deficiency.

                   SECTION 6.  THE ADMINISTRATIVE AGENT

          6.1  ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC.
(a) The Company hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Company hereby gives the Administrative Agent the power and right, on behalf of the Company, without notice to or assent by the Company, to do any or all of the following:

          (i) in the name of the Company or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under the Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under the Contract or with respect to any other Collateral whenever payable;

          (ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

          (iii) execute, in connection with any sale provided for in Section 5.4, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (iv) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against the Company with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (G) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and the Company's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Banks' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Company might do.

          Anything in this Section 6.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

          (b) If the Company fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Company, shall be payable by the Company to the Administrative Agent on demand.

          (d) The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          6.2 DUTY OF ADMINISTRATIVE AGENT. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Bank nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Banks hereunder are solely to protect the Administrative Agent's and the Banks' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Bank to exercise any such powers. The Administrative Agent and the Banks shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          6.3 EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the New York UCC and any other applicable law, the Company authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Company in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

          6.4 AUTHORITY OF ADMINISTRATIVE AGENT. The Company acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Company, the Administrative Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and the Company shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                         SECTION 7.  MISCELLANEOUS

          7.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company, the Administrative Agent and the Majority Banks.

          7.2 NOTICES. All notices, requests and demands to or upon the Administrative Agent or the Company hereunder shall be effected in the manner provided for in Section 9.1 of the Credit Agreement.

          7.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Bank shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          7.4 ENFORCEMENT EXPENSES; INDEMNIFICATION. The Company agrees to pay or reimburse each Bank and the Administrative Agent for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement, including, without limitation, the fees and disbursements of counsel to each Bank and of counsel to the Administrative Agent.

          (a) The Company agrees to pay, and to save the Administrative Agent and the Banks harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          (b) The Company agrees to pay, and to save the Administrative Agent and the Banks harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement.

          (c) The agreements in this Section 7.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

          7.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Administrative Agent and the Banks and their successors and assigns; PROVIDED that the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

          7.6 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          7.7 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          7.8 SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          7.9 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          7.10 RELEASES. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Company hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Company. At the request and sole expense of the Company following any such termination, the Administrative Agent shall deliver to the Company any Collateral held by the Administrative Agent hereunder, and execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Company in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of the Company, shall execute and deliver to the Company all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

          IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.


                                        BANGOR HYDRO-ELECTRIC COMPANY


                                        By:
                                          ---------------------
                                          Title:


                                                                 SCHEDULE 1

                         FILINGS AND OTHER ACTIONS
                  REQUIRED TO PERFECT SECURITY INTERESTS


                      UNIFORM COMMERCIAL CODE FILINGS


Filing of a UCC-1 Financing Statement with the Secretary of State of Maine